UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 28, 2009
Life Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 603-7200
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
          Item 8.01 — Other Events
     On April 28, 2009, Life Technologies Corporation (the “Company”) posted to the Investor Relations section of its website, http://www.lifetechnologies.com, a replay of a supplemental conference call held on April 28, 2009, at 7 p.m. EST, relating to the Company’s 2009 First Quarter follow up conference call with covering sell side analysts. The purpose of the call was to address supplemental questions following the Company’s First Quarter 2009 conference call. In addition, the Company posted a replay of its earnings conference call held on April 28, 2009, at 4:30 p.m. EST relating to the announcement of the Company’s First Quarter 2009 results, for which a press release was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on April 28, 2009. The replay of the conference calls will be available on the Investor Relations section of the Company’s website for a period of three weeks from April 28, 2009.
     The Company also provided additional answers to certain follow up questions from the investor conference calls by posting a Questions and Answers document to the Investor Relations section of the Company’s website on April 30, 2009. A copy of the Company’s Questions and Answers document, which is attached hereto as Exhibit 99.1, will also be available on the Investor Relations section of the Company’s website for a period of three weeks from April 30, 2009.
Section 9 — Financial Statements and Exhibits
          Item 9.01 — Exhibits
(d) Exhibits
Exhibit 99.1 — Questions and Answers, dated April 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ David F. Hoffmeister
Chief Financial Officer

Date: April 30, 2009